Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-65073, 33-06329, 33-116195, 33-126541, and 33-126543 on Form S-8, Registration Statement No. 33-61785 on Form S-8 and S-3 and Registration Statement Nos. 33-113985 and 33-119589 on Form S-3 of our reports dated March 2, 2009, relating to the consolidated financial statements and financial statement schedule of Curtiss-Wright Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statements No. 87, 88, 106 and 132(R) and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 on January 1, 2007) and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Curtiss-Wright Corporation and subsidiaries for the year-ended December 31, 2008.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 2, 2009